Exhibit (c)(7)

Discussion Materials

April 2026

Table of Contents

I Executive Summary

Situation Overview

- Baldwin Insurance Group ("Baldwin") has demonstrated consistent growth in revenue and profitability since its Initial Public Offering in 2019
  - 47% PF Revenue CAGR[1]
  - 48% PF Adjusted EBITDA CAGR[1]
  - 35% Adjusted EPS CAGR[1]
- While being public provided Baldwin a highly valuable currency in its early years as a public company, it has faced significant multiple contraction in recent years
  - Peak EV / NTM EBITDA of ~35x on 12/31/2020 has declined to ~12x[2] currently
- Public valuation pressures reflect a range of perceived issues, some of which are industrywide and some specific to Baldwin
  - Industry wide perceptions:
    - Softening property insurance rate environment will limit organic growth potential
    - "Howden-effect" on producer economics and/or flight risk of talent
    - AI disruption fears including risk of disintermediation and risk of insured values shrinking as clients' businesses are affected by AI adoption
  - Baldwin perceptions:
    - Leverage tolerance at the high end of publicly traded insurance brokers (and above long-only investor comfort levels)
    - Quality of earnings (more adjustments to EBITDA and EPS than the largest public peers)
    - Near-term growth noise (several idiosyncratic headwinds that need to "lap")

1. *From 12/31/2019 to 12/31/2025. Market data as of 4/16/2026.*
2. *TEV includes the $600M incremental TLB and $25M Deferred Payment Settlement subsequent to 12/31/2025. Cash consideration paid for the CAC Group ($438M), Obie ($90M), and Capstone acquisitions is assumed to offset the incremental cash from the TLB.*

II U.S. Insurance Distribution Market Update

U.S. Insurance Distribution Market Backdrop *(1/2)*

Trend	Commentary
Changing Insurance Market Cycle with Industry Slowdown in Organic Growth	• P&C market has entered a pronounced soft phase led by property rates with commercial rates on their sixth consecutive quarter of rate declines ▪ Peer organic growth has decelerated from 9% in 2023 to 5% in 2025 ▪ This has been one of the reasons for why broker multiples have compressed from ~17x median NTM EBITDA to ~12x • ***Soft market expected to persist furthering investor rotation out of insurance distribution; absent a hard market turn, multiple expansion unlikely near-to-medium term; historical soft cycles last 3-5 years***
AI & Technology at the Forefront	• AI has emerged as a persistent source of valuation volatility for the insurance distribution sector ▪ Broker stocks fell ~9% on average in February 2026 after OpenAI approved the first AI insurance app • Analysts broadly viewed the selloff as overdone, but investor skittishness has not abated ▪ Even if AI proves to be a net tailwind for brokers, it may take considerable time before that perception shifts and the valuation overhang lifts • ***Realizing productivity gains and expense efficiencies demands upfront investment that may temporarily compress margins and cash flow before delivering returns. Public markets may penalize this near-term noise, forcing management teams to move incrementally rather than decisively***

U.S. Insurance Distribution Market Backdrop *(2/2)*

Trend	Commentary
Shifting Competitive Landscape	• Public peers: ▪ Focused inward on margin expansion and integration of recent mega-deals ▪ Deploying capital into share buybacks rather than M&A amid depressed trading valuations • Large PE-backed platforms: ▪ Focused on capital structure management including decreasing leverage and improving quality of EBITDA as they prepare for IPOs or recapitalizations • Mid-sized PE-backed aggregators: ▪ Unclear value proposition competing for top talent or premium clients, with many playing catch up on integration and succession planning • ***Generational window is open creating outsized opportunity for a well-capitalized, integrated platform to acquire high quality talent, teams, and firms at a time when many competitors are sidelined***
Dynamic Talent & Recruiting Dynamics	• The "Howden effect" is reshaping producer recruiting and retention economics industry-wide ▪ Escalating compensation packages and significant legal spend defending client relationships are compressing margins and consuming management attention • High-quality talent and client relationships have been put in motion at an unprecedented scale • ***Capitalizing on this window requires the ability to invest in hiring and onboarding without short term earnings scrutiny as producer economics follow a J-curve***

Public Retail Broker Peers Trading Update

Retail broker peers now trade below the S&P 500 (ex-Mag 7) for the first time in two decades, despite increased scale and improved operating performance

Enterprise Value / NTM EBITDA over Past 20 Years


40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Retail Broker Peers 1
BWIN
S&P 500 (excl. Mag 7)
S&P 500
Soft Market
Hard Market
Soft Market
Hard Market
Soft Market

% of Time at Year-End Broker Multiples Have Been Below:

	9.0x	10.0x	11.0x	12.0x
Last 1 Year	0%	0%	0%	0%
Last 5 Years	0%	0%	0%	0%
Last 10 Years	0%	9%	18%	36%
Last 20 Years	25%	45%	55%	65%

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	4/16/2026
Retail Broker Peers[1]	10.0x	9.5x	8.3x	7.1x	8.2x	8.4x	8.3x	9.7x	10.4x	9.8x	10.9x	11.1x	11.5x	14.1x	14.9x	16.1x	14.7x	14.4x	15.5x	13.4x	12.4x
BWIN														17.8x	34.6x	26.8x	15.9x	12.2x	15.9x	9.3x	11.6x[2]
S&P 500	9.1x	9.1x	7.3x	8.0x	7.7x	7.2x	7.7x	9.2x	9.9x	10.2x	10.5x	11.5x	10.3x	12.6x	15.0x	14.9x	11.7x	13.5x	14.8x	15.1x	14.4x
S&P 500 (excl. Mag 7)	8.9x	8.8x	7.3x	7.8x	7.6x	7.2x	7.7x	9.1x	9.8x	10.0x	10.4x	11.2x	10.1x	12.1x	13.6x	13.2x	11.4x	12.4x	13.2x	13.7x	13.3x
Peers vs. S&P 500	0.9x	0.5x	1.0x	(0.8x)	0.4x	1.2x	0.6x	0.5x	0.5x	(0.3x)	0.4x	(0.4x)	1.2x	1.5x	(0.1x)	1.2x	3.0x	0.9x	0.7x	(1.7x)	(2.0x)
Peers vs. S&P 500 (excl. Mag 7)	1.0x	0.7x	1.0x	(0.6x)	0.5x	1.2x	0.6x	0.6x	0.6x	(0.2x)	0.5x	(0.1x)	1.4x	2.0x	1.2x	2.9x	3.3x	2.0x	2.3x	(0.3x)	(0.9x)

Organic Growth	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Retail Broker Peers[1]	4%	2%	1%	-2%	0%	2%	4%	5%	4%	4%	3%	4%	4%	5%	2%	9%	7%	9%	7%	5%
BWIN														10%	16%	23%	23%	19%	17%	7%

Source: CIAB P&C Market Survey data, FactSet. Market data as of 4/16/2026.
1. Retail Broker Peers include Aon, Brown & Brown, Gallagher, Marsh, and WTW.
2. TEV includes the $600M incremental TLB and $25M Deferred Payment Settlement subsequent to 12/31/2025. Cash consideration paid for the CAC Group ($438M), Obie ($90M), and Capstone acquisitions is assumed to offset the incremental cash from the TLB.

ARDEA

Recent Private Insurance Brokerage Platform Transaction Activity

Over $58B in scaled private brokerage transactions in the last 12 months, most at meaningful premiums to where the public markets trade today

($ in M)

Acquiror	Target	Announced	TEV	Equity Check	Multiple
BayPine	Relation	[redacted]			
WTW	Newfront				
Stone Point Capital; CPP Investments	OneDigital				
Brown & Brown Insurance	Accession Risk Management Group; Risk Strategies				
T. Rowe Price; Temasek; Alpha Wave	HUB				
Ethos Capital	BroadStreet Partners				

Source: Company filings, press releases, [redacted]

III Backdrop for Baldwin and Potential Actions

Backdrop for Baldwin in the Public Market

Relative valuation pressured by above-peer leverage, earnings adjustments, and near-term, non-recurring growth noise

Key Considerations | **Benchmarking**

Leverage tolerance at the high end of publicly traded insurance brokers (and above long-only investor comfort levels)

BWIN 2026E Public Net Leverage vs Scaled Peers

Per latest earnings call, BWIN's credit agreement net leverage is 4.1x



2.6x
2.1x
2.1x
2.0x
1.1x
2.1x
4.6x
MMC
BRO
AON
AJG
WTW
BWIN
2026E Net Leverage[1]
Peer Median

Quality of earnings (more adjustments to EBITDA and EPS than the largest public peers)

BWIN 2025A Reported EBITDA as % of Public Adj. EBITDA vs. Scaled Peers



113.7%
98.9%
96.7%
95.9%
80.9%
96.7%
57.6%
AON
WTW
MMC
BRO
AJG
BWIN
2025A Reported EBITDA as % of Adj. EBITDA[2]
Peer Median

Near-term growth noise (several idiosyncratic headwinds that need to "lap")

BWIN Transitory Headwinds Impacting Performance

Transformation investments across CAC Group and Catalyst Program	Ongoing Medicare volatility	ePremium transition

31% –> 26% *QBE builder book commission step down* *Subsiding in Q3 2026*	**$10M** *Revenue shifting from 2025 to 2026* *Becomes tailwind in Q3 2026*

Source: Company filings, FactSet. Market data as of 4/16/2026.
1. Peers and BWIN net leverage calculated using current net debt and 2026E public Adjusted EBITDA, excluding impact of partnerships and credit agreement adjustments.
2. Reported EBITDA and Adjusted EBITDA per company 2025 10-K / 8-K filings.

Preliminary and Illustrative Potential Actions *(1/2)*

	Description	Benefits	Considerations
1 Status Quo	*Continue executing current business plan, focusing on organic growth, operational improvement, and CAC integration. Lateral hiring and M&A opportunities deprioritized until quality of earnings improve and incremental debt capacity becomes available*	✓ Management and Board retains full control of strategy and operations ✓ No "new" execution risk or business disruption ✓ Preserves optionality to pursue alternatives later if intrinsic value is not ultimately reflected in the market ✓ Allows time for operational initiatives and CAC synergies to translate into improved valuation	• Stock may continue to trade at a significant discount to intrinsic value absent a near-term catalyst • Depressed valuation negatively impacts morale and retention of management and employees, and impairs ability to recruit new talent • Public market leverage constraints limit financial flexibility for growth or M&A • Public markets have demonstrated limited tolerance for perceived AI missteps, and the difficulty of disproving disintermediation concerns may prolong multiple compression • Ongoing share price volatility will continue to be a distraction
2 Asset Sales	*Divest identified non-core assets or business lines. Use proceeds to fund share repurchase at current depressed levels, de-lever, or pursue M&A*	✓ Simplifies the business and sharpens strategic focus ✓ Allows public shareholders to invest in a "pure play" platform with simple "story" ✓ Proceeds can reduce leverage toward levels favored by public markets or fund accretive share buyback	• Scale is an increasingly important competitive advantage • Most segments are integrated with meaningful cross-segment synergies; divestitures may impair the remaining business • Current market environment makes it difficult to maximize value for a high-growth asset • Tax leakage on capital gains could reduce net proceeds and value creation

Preliminary and Illustrative Potential Actions *(2/2)*

	Description	Benefits	Considerations
3 PE-Funded Take Private	*Private equity sponsor acquires the Company in a take-private transaction at a significant premium to current levels*	✓ Unlocks immediate value realization for shareholders ✓ Establishes valuation mark for employee shareholders that enables them to refocus on the business ✓ Allows for higher leverage, and long-term investments, unlocking additional capital for growth ✓ Private ownership allows Baldwin to aggressively invest in platform reengineering and/or producer hiring and absorb near-term J-curve margin drag without the quarterly earnings narrative pressure that currently constrains management's ability to capitalize on competitor dislocation ✓ PE sponsor brings operational resources, M&A expertise, and growth capital	• Public currency and Up-C structure is an elegant and efficient funding and liquidity source when working properly
4 Strategic Sale	*Sale to a strategic acquiror for cash and / or stock*	✓ Theoretically highest potential valuation given strategic synergies and control premium ✓ Depending on consideration mix, liquidity and certainty (cash) and/or upside opportunity in shared success (stock)	• Public insurance brokerage peers – which are among the most likely acquirors – are also suffering from dislocated valuations, impairing their ability to pay • Many producers were recruited with an explicit or implicit promise that they would not end up inside a larger strategic platform. A strategic sale would break that commitment and likely trigger departures at a time when competitors are actively recruiting (which reduces acquisition feasibility given buyers may assume revenue leakage) • Antitrust risk could introduce deal uncertainty and extend regulatory timelines

IV Preliminary and Illustrative Scenario Analysis

What An Investor Needs To Believe

Assuming Baldwin achieves their most recent management model, an investor needs to believe that Baldwin's exit NTM EBITDA Multiple (PubCo basis) will be between 14.0x – 16.0x and IRR expectations of up to 20.0% to achieve valuations into the $30s

		Exit NTM EBITDA Multiple (7.5% OG, 1.0% Margin Expansion, $75M Revenue Acq.)				
		13.0x	**14.0x**	**15.0x**	**16.0x**	**17.0x**
Required IRR	**17.5%**	$28.50	$31.42	$34.35	$37.27	$40.20
	20.0%	$25.90	$28.55	$31.21	$33.87	$36.53
	22.5%	$23.59	$26.00	$28.42	$30.84	$33.26
	25.0%	$21.52	$23.72	$25.92	$28.13	$30.34

*Every **1.0x increase** in exit multiple equals **~$2.66 increase** to share price at 20.0% IRR*

Source: Company filings, management projections. Market data as of 4/16/2026.

Analysis at Various Prices – Public Company Basis EBITDA

Share Price		$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50
Equity Value		*$3,284*	*$3,649*	*$4,014*	*$4,379*	*$4,743*	*$5,108*	*$5,473*
(+) Net Debt[1]		*$2,187*	*$2,187*	*$2,187*	*$2,187*	*$2,187*	*$2,187*	*$2,187*
Implied Total Enterprise Value		*$5,471*	*$5,836*	*$6,201*	*$6,566*	*$6,930*	*$7,295*	*$7,660*
2025A Adjusted Pro Forma EBITDA	*$424.3*[2]	12.9x	13.8x	14.6x	15.5x	16.3x	17.2x	18.1x
2026E Adjusted EBITDA (Management)	*$476.2*	11.5x	12.3x	13.0x	13.8x	14.6x	15.3x	16.1x
2026E Adjusted EBITDA (Consensus)	*$466.0*	11.7x	12.5x	13.3x	14.1x	14.9x	15.7x	16.4x
2027E Adjusted EBITDA (Management)	*$560.9*	9.8x	10.4x	11.1x	11.7x	12.4x	13.0x	13.7x
2027E Adjusted EBITDA (Consensus)	*$551.0*	9.9x	10.6x	11.3x	11.9x	12.6x	13.2x	13.9x

Source: Company filings, management projections, FactSet. Market data as of 4/16/2026.

1. Net Debt of $2,187M is pro forma for the CAC Group, Obie, and Capstone acquisitions. Includes total gross debt of $2,286M (inclusive of $600M incremental debt issued to fund the CAC Group acquisition post-12/31/25), less pro forma cash of $99M (reported cash of $124M less $25M deferred payment settlement).

2. Pro Forma for CAC Group, Obie, and Capstone

Insurance Distribution Public Trading Metrics

($ in M, except per share data)

Public Company Trading Analysis

Company	Share Price 4/16/26	% of 52 Wk High	Market Equity Value	Total Enterprise Value	Price / Adj. EPS 2026E	Price / Adj. EPS 2027E	EV / Adj. EBITDA 2026E	EV / Adj. EBITDA 2027E	EV / Revenue 2026E	EV / Revenue 2027E	Total Revenue Growth 2025A	Total Revenue Growth 2026E	Total Revenue Growth 2027E	Organic Growth 2025A	Organic Growth 2026E	Organic Growth 2027E	Adj .EBITDA Margin 2025A	Adj .EBITDA Margin 2026E	Adj .EBITDA Margin 2027E
MARSH	$182.57	77.7%	$89,159	$105,973	17.6x	16.1x	13.0x	12.1x	3.7x	3.6x	2.0%	2.4%	2.7%	4.0%	3.7%	4.0%	28.4%	28.7%	29.2%
AON	$335.34	89.1%	$73,011	$85,658	17.6x	15.7x	14.0x	12.9x	4.8x	4.5x	4.6%	2.4%	3.2%	5.6%	5.2%	4.9%	33.5%	34.0%	34.6%
Gallagher	$224.08	64.2%	$58,514	$70,099	17.0x	15.1x	12.8x	11.5x	4.2x	3.8x	9.9%	10.4%	4.5%	6.1%	5.2%	4.6%	32.6%	32.5%	33.1%
wtw	$295.83	84.5%	$28,222	$31,311	15.1x	13.2x	10.6x	9.9x	3.0x	2.8x	-1.1%	4.0%	2.7%	5.3%	4.6%	4.5%	27.2%	28.0%	28.7%
Brown & Brown Insurance	$68.82	58.2%	$23,568	$30,128	15.2x	13.8x	12.1x	11.2x	4.2x	3.9x	10.8%	10.0%	3.4%	2.8%	2.8%	3.6%	35.9%	34.8%	35.1%
Traditional Retail Median					**17.0x**	**15.1x**	**12.8x**	**11.5x**	**4.2x**	**3.8x**	**4.6%**	**4.0%**	**3.2%**	**5.3%**	**4.6%**	**4.5%**	**32.6%**	**32.5%**	**33.1%**
Ryan Specialty	$37.37	51.9%	$10,012	$13,095	16.8x	14.6x	12.5x	11.1x	3.9x	3.5x	10.1%	4.8%	5.5%	10.1%	8.1%	7.7%	31.7%	31.2%	31.7%
Neptune	$26.70	87.6%	$3,984	$4,235	51.3x	42.4x	35.9x	30.7x	21.8x	18.8x	15.6%	10.5%	7.7%	33.9%	21.4%	15.9%	59.5%	60.5%	61.2%
goosehead insurance	$43.25	38.0%	$1,467	$1,721	21.2x	16.3x	14.0x	11.7x	4.1x	3.5x	7.8%	6.7%	8.7%	16.1%	15.1%	18.8%	31.1%	29.7%	30.1%
TWFG™	$18.87	52.4%	$1,043	$889	20.4x	18.4x	13.1x	11.1x	3.0x	2.6x	10.1%	9.1%	8.7%	11.6%	13.1%	12.5%	26.5%	23.1%	23.0%
High Growth and Wholesale Median					**20.8x**	**17.3x**	**13.5x**	**11.4x**	**4.0x**	**3.5x**	**10.1%**	**7.9%**	**8.2%**	**13.9%**	**14.1%**	**14.2%**	**31.4%**	**30.5%**	**30.9%**
The Baldwin Group [1]	$24.03	54.0%	$3,507	$5,695	11.9x	9.3x	12.2x	10.3x	2.8x	2.6x	4.1%	15.6%	5.3%	7.0%	6.4%	9.1%	22.7%	23.2%	24.7%

Source: Company filings, FactSet. Market data as of 4/16/2026.
1. TEV includes the $600M incremental TLB and $25M Deferred Payment Settlement subsequent to 12/31/2025. Cash consideration paid for the CAC Group ($438M), Obie ($90M), and Capstone acquisitions is assumed to offset the incremental cash from the TLB.

V

Preliminary Perspectives on Process and Potential Investors

Illustrative Process Timeline

Week Of:		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	
		4/27	5/4	5/11	5/18	5/25	6/1	6/8	6/15	6/22	6/29	7/6	7/13	7/20	7/27	8/3	8/10	8/17	8/24	8/31	9/7	9/14	9/21	
Workstream	**Primary Responsibility**																							
Pre-Process																								
Pre-process preparation	Fin. Advisor / BWIN																							
Round I											**Go / No-Go Decision**													
Launch process and management meetings	Fin. Advisor / BWIN																							
Round I bids due	Counterparties																							
Round II																								
Confirmatory diligence and final bids	Fin. Advisor / BWIN																							
Final bids due	Counterparties																							
Negotiation & Signing																								
Contract negotiation and Board approval	Fin. Advisor / Counsel / BWIN																							
Sign / announce	All																							
Sign to Close																								
Regulatory review and shareholder vote	Counsel / BWIN																							*3-6+ months*
Close / fund	All																							

Large But Finite Group of Mega Funds Capable of Transacting Alone

May Require Consortium and/or Passive Co-Investors

Top 30 Largest Private Equity Firms Globally by Latest Flagship Fund Size[1] ($B)


Existing Investment in U.S. Retail Brokerage
$29.5
$26.0
$25.0
$24.4
$24.3
$23.7
$23.0
$21.7
$20.0
$20.0
$20.0
$18.0
$17.8
$17.3
$16.5
CVC
CD&R
Advent
Hellman & Friedman
THOMABRAVO
EQT
KKR
Blackstone
APOLLO
SILVER LAKE
VISTA
HILLHOUSE
PERMIRA
WARBURG PINCUS
TA

15% of Latest Flagship Fund – Assuming no fund allocates more than 10-20% to one investment														
$4.4	$3.9	$3.8	$3.7	$3.6	$3.6	$3.5	$3.3	$3.0	$3.0	$3.0	$2.7	$2.7	$2.6	$2.5


$15.6
$15.4
$15.4
$15.2
$14.8
$14.5
$14.4
$14.1
$14.0
$14.0
$13.5
$12.6
$12.4
$12.0
$12.0
TPG
NMC
PARTNERS GROUP
LGP
CARLYLE
CINVEN
VERITAS CAPITAL
CLEARLAKE
BainCapital
BDT&MSD
FP
FRANCISCO PARTNERS
GENSTAR
Apax
Brookfield

15% of Latest Flagship Fund – Assuming no fund allocates more than 10-20% to one investment														
$2.3	$2.3	$2.3	$2.3	$2.2	$2.2	$2.2	$2.1	$2.1	$2.1	$2.0	$1.9	$1.9	$1.8	$1.8

Source: PitchBook.
1. Excludes sector-specific funds.

Illustrative Equity Check Threshold Analysis

($ in M)

Private Equity Firms Capable of Funding Equity Check

< 20 Firms | < 15 Firms | < 10 Firms | < 5 Firms

Pro Forma Adjusted LTM 6/30/26 EBITDA		**$510**	**$510**	**$510**	**$510**	**$510**
(x) Pro Forma Adjusted LTM EBITDA Multiple		*13.0x*	*14.0x*	*15.0x*	*16.0x*	*17.0x*
Total Enterprise Value		**$6,630**	**$7,140**	**$7,650**	**$8,160**	**$8,670**
Pro Forma Net Debt / EBITDA	*5.5x*	$2,805	$2,805	$2,805	$2,805	$2,805
	6.0x	$3,060	$3,060	$3,060	$3,060	$3,060
	6.5x	$3,315	$3,315	$3,315	$3,315	$3,315
Equity Value at Various Net Debt / EBITDA	*5.5x*	$3,825	$4,335	$4,845	$5,355	$5,865
	6.0x	$3,570	$4,080	$4,590	$5,100	$5,610
	6.5x	$3,315	$3,825	$4,335	$4,845	$5,355
% Equity Stake Sold at 6.5x Net Debt EBITDA	*70.0%*	$2,321	$2,678	$3,035	$3,392	$3,749
	60.0%	$1,989	$2,295	$2,601	$2,907	$3,213
	50.0%	$1,658	$1,913	$2,168	$2,423	$2,678

Source: Company filings, PitchBook, management projections.

Potential Lead Investors *(1/2)*

Firm	Key Contacts	Latest Fund Size ($B)	Relevant Investments
[redacted]			

Source: PitchBook, press releases.
1. Indicates minority investment; [redacted]
2. Indicates structured investment.

Potential Lead Investors *(2/2)*

Firm	Key Contacts	Latest Fund Size ($B)	Relevant Investments
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: PitchBook, press releases.
1. Indicates minority investment.

Potential Co-Investors *(1/3)*

Firm	Key Contacts	AUM	Relevant Investments
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: PitchBook, press releases.

1. ~12% – 17% private equity. 2. Private Equity AUM as of March 31, 2026. 3. Private Equity net investments as of March 31, 2025. 4. Allocated to direct and indirect private equity, based on March 31, 2024 reported weightings. 5. Primary investment commitments. 6. Net private equity assets as of December 31, 2025.

Potential Co-Investors *(2/3)*

Firm	Key Contacts	AUM	Relevant Investments
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: PitchBook, press releases.
1. Investment program in the US.
2. Private equity AUM as of December 31, 2025.
3. Latest available private capital AUM.
4. Private equity AUM as of March 31, 2025. [redacted]

Potential Co-Investors *(3/3)*

Firm	Key Contacts	AUM	Relevant Investments
[redacted]			
[redacted]			

Source: PitchBook, press releases.
1. Net portfolio value as of March 31, 2025.

Potential Strategic Partners

Firm	CEO	Market Cap ($M)	TEV / NTM EBITDA Multiple
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: Company filings, FactSet. Market data as of 4/16/2026.

Appendix

Appendix – Case Studies of Long-term Private Ownership in Insurance Brokerage

Case Study: Amwins Liquidity Roadmap

AMWINS™

2000
- Amwins founded

2005
- Parthenon acquires equity stake

2012

$1.3B
- New Mountain acquires equity stake
- Parthenon exits

2015

[redacted]

2016

$2.6B
- Dragoneer acquires 35% equity stake with PSP owning 30% and employees owning 35%

2023

[redacted]
- $1B equity recapitalization from Dragoneer, Genstar, Skyknight, and employees to provide liquidity to PSP and 375 employees who will own 40% going forward

Dividend Recapitalizations
As businesses scale, EBITDA-to-FCF conversion becomes greater and deleveraging becomes more rapid, enabling midstream dividend recaps to owners

Source: Press releases, [redacted]

Case Study: Alliant Liquidity Roadmap

Alliant

2001
- Alliant founded with $100M investment from GTCR

2005
- Lindsay Goldberg acquires majority stake
- GTCR exits

2007 — **$1.1B**
- Blackstone acquires majority stake
- Lindsay Goldberg exits

2012 — **$1.8B**
- KKR acquires majority stake
- Blackstone exits

2015
- Stone Point becomes Alliant's largest institutional shareholder
- KKR and employees remain significant shareholders

2017 — **$4.5B**
- KKR sells remaining stake back to Alliant

2019
- PSP invests alongside additional investment by Stone Point
- Employees continue to own majority of firm

2020 / 2021 / 2024
- Alliant completes a series of dividend recapitalizations and institutional owners achieve liquidity from older funds and reinvest from newer funds

Dividend Recapitalizations
As businesses scale, EBITDA-to-FCF conversion becomes greater and deleveraging becomes more rapid, enabling midstream dividend recaps to owners

Source: Press releases.

Appendix – Public and Private Trading Update

Public Insurance Distribution Valuation Over Time

Historical TEV / NTM EBITDA Multiple Development

Company	4/16/2026	30 Days Prior	60 Days Prior	90 Days Prior	180 Days Prior	1 Year Prior	2 Years Prior	3 Years Prior	5 Years Prior
MARSH	12.8x	12.1x	12.3x	12.9x	13.7x	16.8x	15.5x	15.9x	16.0x
AON	13.6x	13.1x	13.2x	14.3x	14.9x	16.6x	15.0x	18.0x	16.8x
Gallagher	12.4x	11.8x	11.9x	14.1x	15.8x	16.7x	16.0x	16.2x	14.9x
wtw	10.4x	10.3x	10.4x	12.0x	12.5x	13.4x	11.3x	11.6x	13.2x
Brown & Brown	11.8x	11.8x	11.9x	13.0x	14.6x	20.1x	16.4x	15.3x	16.8x
Traditional Retail Median	**12.4x**	**11.8x**	**11.9x**	**13.0x**	**14.6x**	**16.7x**	**15.5x**	**15.9x**	**16.0x**
RYAN SPECIALTY	12.1x	11.8x	12.6x	15.0x	15.8x	22.3x	19.0x	20.2x	N/A
NEPTUNE	34.2x	30.4x	26.1x	35.6x	N/A	N/A	N/A	N/A	N/A
goosehead INSURANCE	13.2x	14.9x	15.6x	22.5x	22.0x	37.1x	24.3x	24.6x	47.9x
TWFG™	12.5x	13.6x	13.2x	19.8x	20.1x	32.9x	N/A	N/A	N/A
High Growth and Wholesale Median	**12.8x**	**14.3x**	**14.4x**	**21.2x**	**20.1x**	**32.9x**	**21.6x**	**22.4x**	**47.9x**
The Baldwin Group[1]	11.6x	10.5x	8.1x	10.7x	11.5x	17.8x	12.8x	15.2x	26.6x

Source: Company filings, FactSet. Market data as of 4/16/2026.

1. TEV includes the $600M incremental TLB and $25M Deferred Payment Settlement subsequent to 12/31/2025. Cash consideration paid for the CAC Group ($438M), Obie ($90M), and Capstone acquisitions is assumed to offset the incremental cash from the TLB.

Retail Insurance Brokerage Precedent Transactions

Enterprise Value / LTM Adj. EBITDA

[redacted]

	2021					2022			2023							2024					2025							2026	
Date	*Mar '21*	*Mar '21*	*May '21*	*Sep '21*	*Sep '21*	*Mar '22*	*Aug '22*	*Sep '22*	*Feb '23*	*Apr '23*	*Aug '23*	*Sep '23*	*Sep '23*	*Oct '23*	*Dec '23*	*Feb '24*	*Jul '24*	*Sep '24*	*Dec '24*	*Dec '24*	*Mar '25*	*Apr '25*	*May '25*	*Jun '25*	*Sep '25*	*Dec '25*	*Dec '25*	*Jan '26*	*Feb '26*
Target	Acrisure	NFP	Willis Re	[illegible] Alera Group	Patriot	Westwood	[illegible]	M&T	tih	HUB	World	Eastern	Oakbridge	Cadence	NFP	tih	[illegible]	McGriff	AssuredPartners	Ardonagh	[illegible]	[illegible]	HUB	Accession Risk	[illegible]	C·A·C Group	Newfront	Atlantic	Relation
Acquiror	[illegible]	MDP	Gallagher	Flexpoint Ford Genstar	[illegible]	Baldwin Group	Partners Group	Gallagher	[illegible]	LGP	Goldman Sachs	Gallagher	[illegible]	Gallagher	AON	CD&R	[illegible]	Marsh	Gallagher	[illegible]	Gallagher	[illegible]	T. Rowe Price Temasek	Brown & Brown Insurance	[illegible]	Baldwin Group	wtw	Howden	Baypine

Source: Public market disclosure, S&P Capital IQ, [redacted]

1. Assumes TEV of $1.37B (inclusive of deferred and earnout components) and LTM EBITDA of $70M.

2. Assumes TEV of $1.37B (inclusive of deferred and earnout components) and LTM EBITDA (including synergies) of $130M.

Appendix – Illustrative Financial Projections and Analysis Support

Summary of Leveraged Buyout Assumptions

Item	Key Assumptions
Transaction Assumptions	• Entry Date: 6/30/2026 • Hold Period: 4.5 Years (YE 2030) • Minimum Cash: $80M • Leverage: 6.50x at S + 500 with 2.0% Financing Fee and 1.0% Mandatory Amortization • Rollover Equity: 37.6% (Assumes 50.1% Insider Ownership Today with 75.0% Rollover) • Share Price (as of 4/16/2026): $24.03 • Existing Net Debt: $2,441M (inclusive of $250M CAC earnout) • MIP: 5.0% of Equity • Transaction Expenses (% of TEV): 1.0% • Exit Multiple: 14.0x NTM EBITDA (PubCo Basis) • Offer Price (20.0% Required IRR): $28.55 (Assumes 18.8% Premium)
Financial Assumptions	• **2026 – 2030 Projections per Management 5-Year Forecast (Scenario 2)** • Organic Revenue Growth (2026E – 2030E): 7.5%[1] • Base Business Reported EBITDA Margin Expansion (2026E – 2030E): +400bps (+100bps per year)[1] • Depreciation (% of Total Revenue): 0.5% • Capex (% of Total Revenue): 1.0% • Stock Based Compensation (% of Total Revenue): 2.0%[2] • Net Working Capital (% of Total revenue): 1.0% • Tax Rate: 26.0%[3] • Pub Co. Costs Addback: $7M / Year • NUPP Addback: ~$28-34M / Year
M&A Assumptions	• Acquired Revenue: $75M / Year (Beginning in 2027E) • Upfront Purchase EBITDA Multiple: 12.0x • Earnout Revenue Multiple: 0.3x Paid in Year 3 • Acquired Revenue Growth: 10.0% on Cumulative Acquired Revenue Base • Acquired EBITDA Margin: 30.0% • Upfront Consideration: 75.0% Cash / 25.0% Equity • Earnout Consideration: 100.0% Cash

Source: Company filings, management projections. Market data as of 4/16/2026.
1. Excludes CAC Group projections.
2. Historically 4-5%; reduced in projections as executive portion of SBC will be included in MIP.
3. Effective cash tax rate higher given lack of full interest deductibility.

Illustrative Forecast for Discussion – P&L

($ in M)

	12/31/26E	12/31/27E	12/31/28E	12/31/29E	12/31/30E
Base Revenue	**$2,033**	**$2,202**	**$2,381**	**$2,556**	**$2,736**
% Growth	*11.4%*	*8.3%*	*8.1%*	*7.4%*	*7.1%*
Acquired Revenue	**$0**	**$75**	**$158**	**$248**	**$348**
Total Revenue	**$2,033**	**$2,277**	**$2,538**	**$2,804**	**$3,085**
% Growth	*11.4%*	*12.0%*	*11.5%*	*10.5%*	*10.0%*
Base Adj. EBITDA	**$537**	**$587**	**$653**	**$721**	**$794**
% Growth	*14.5%*	*9.4%*	*11.2%*	*10.4%*	*10.1%*
% Margin	*26.4%*	*26.7%*	*27.4%*	*28.2%*	*29.0%*
Acquired EBITDA	**$0**	**$23**	**$47**	**$74**	**$104**
Total EBITDA	**$537**	**$610**	**$701**	**$796**	**$898**
% Growth	*14.5%*	*13.6%*	*14.9%*	*13.6%*	*12.9%*
% Margin	*26.4%*	*26.8%*	*27.6%*	*28.4%*	*29.1%*
(+) Pub Co. Costs Addback	7	7	7	7	7
Adj. EBITDA	**$544**	**$617**	**$708**	**$803**	**$905**
% Growth	*14.3%*	*13.4%*	*14.7%*	*13.4%*	*12.8%*
% Margin	*26.8%*	*27.1%*	*27.9%*	*28.6%*	*29.3%*

Source: Company filings, management projections. Market data as of 4/16/2026.

Illustrative Forecast for Discussion – Free Cash Flow & Leverage

($ in M)

	12/31/26E[1]	12/31/27E	12/31/28E	12/31/29E	12/31/30E
Adj. EBITDA	**$274**	**$617**	**$708**	**$803**	**$905**
(-) Depreciation	(5)	(11)	(13)	(14)	(15)
(-) Amortization of Intangibles	(99)	(200)	(207)	(221)	(241)
Adj. EBIT	**$170**	**$406**	**$488**	**$567**	**$649**
(-) Cash Interest	(143)	(276)	(276)	(276)	(274)
(-) Amortization of Financing Fees	(7)	(13)	(13)	(13)	(13)
Adj. EBT	**$21**	**$116**	**$199**	**$278**	**$362**
(-) Cash Taxes	(21)	(54)	(68)	(81)	(95)
(+) Depreciation	5	11	13	14	15
(+) Amortization of Intangibles	99	200	207	221	241
(+) Amortization of Financing Fees	7	13	13	13	13
(-) NUPP Addback	(14)	(28)	(30)	(32)	(34)
(-) Hippo, Lennar, NMRE Run-Rate & Uplift Addback	(3)	(1)	(1)	(1)	(1)
(-) CAC Run-Rate Synergies Addback	(13)	(20)	-	-	-
(-) Capex	(10)	(23)	(25)	(28)	(31)
(-) Increase in NWC	(1)	(2)	(3)	(3)	(3)
Levered FCF	**$68**	**$213**	**$304**	**$381**	**$468**

Total Net Debt	$3,167	$3,198	$3,138	$3,134	$2,961
LTM EBITDA	544	617	708	803	905
Leverage	***5.8x***	***5.2x***	***4.4x***	***3.9x***	***3.3x***

Source: Company filings, management projections. Market data as of 4/16/2026.
1. Reflects 2H 2026 cash flow only.

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